Exhibit 99.1

NeoPhotonics Third Quarter 2013 Business Update

•	Reached Record Quarterly Revenue of $76.8 million

•	Achieved Third Quarter 2013-Over-Prior Year’s Third Quarter Revenue Growth of 16.1%

•	Appoints Deloitte & Touche LLP as Independent Auditor

•	Expects a delay in its Form 10-Q filing

SAN JOSE, CA – November 14, 2013 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks, today announced a summary of its revenue and business status as of September 30, 2013.

Revenue for the third quarter of 2013 was $76.8 million, up $1.8 million, or 2.4%, from the prior quarter and up $10.7 million, or 16.1%, from the third quarter 2012. For the quarter, the Company had three customers that comprised over 10% of revenue including Alcatel-Lucent (18%), Ciena (13%) and Huawei Technologies (23%).

At September 30, 2013, total cash, cash equivalents and short-term investments was $70.9 million and bank debt was $34.2 million.

“The third quarter was the highest revenue quarter in the Company’s history, which is a direct result of our customers continuing adoption of our Photonic Integration technology to the rapidly growing 100G market. I particularly want to highlight the contribution of NeoPhotonics Semiconductor, which significantly enhances our 100G product suite,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics.

The Company’s quarterly report on Form 10-Q for the third quarter ended September 30, 2013 was due to be filed with the Securities and Exchange Commission (SEC) by November 12, 2013 and would be deemed to be timely filed if the Company filed a Form 12b-25 with the SEC and then filed the Form 10-Q by November 18, 2013. However, the Company will not be able to file by that date for the reasons discussed below.

The Company’s condensed consolidated financial statements for the first quarter of 2013 (previously filed with the SEC in its quarterly report on Form 10-Q/A for such quarter) included a real estate registration tax of approximately $0.5 million as a component of the property, plant and equipment acquired as part of the purchase of NeoPhotonics Semiconductor (formerly the Optical Component Unit of LAPIS Semiconductor). Upon further examination as to the nature and party legally responsible for the payment of the real estate registration tax, the Company has concluded that the tax amount should have been expensed as an acquisition cost. As such, the Company has concluded that it will need to restate its financial statements for the first and the second quarters of 2013 to reflect a decrease in cash flows from operating activities of approximately $0.5 million, an increase of cash flows from investing activities of approximately $0.5 million, and an increase in loss before income taxes of $0.5 million in the first quarter of 2013 and the six months ended June 30, 2013.

The Company has determined that there is not enough time to complete the necessary close of its accounting records, perform procedures to adjust its financial statements for the item discussed above and reviews by an independent public accounting firm, and amend its quarterly reports on Forms 10-Q/As for the quarters ended March 31, 2013 and June 30, 2013, as well as file its quarterly report on Form 10-Q for the quarter ended September 30, 2013, prior to the required filing date. The Company intends to complete its review of the purchase transaction and the work related to the close of its accounting records as of September 30, 2013 and for the three and nine months then ended, and to amend and file its quarterly reports on Form 10-Q/As and 10-Q and file its Form 10-Q for the quarter ended September 30, 2013 after the completion of the appropriate work and quarterly reviews by an independent public accounting firm. The Company has not reached a conclusion and is assessing the impact of the error described above of this Q1 2013 transaction on its internal control over financial reporting.

The Company further announced that Deloitte & Touche LLP (“Deloitte”) has been appointed as its independent auditor effective as of November 15, 2013. Deloitte is a full service, international accounting firm with offices worldwide and has substantial experience in serving as independent registered public accounting firm to leading technology companies.

Outlook for the Quarter Ending December 31, 2013

The Company’s expectations for the fourth quarter 2013 are:

•	Revenue in the range of $70 million to $76 million

•	Non-GAAP gross margin in the range of 24% to 28%

The Non-GAAP outlook for the fourth quarter of 2013 excludes the impact of items related to the expected amortization of intangibles and the anticipated impact of stock-based compensation, among other items.

Conference Call

The Company will discuss this business summary in a conference call at 8:00 a.m. EST, Thursday, November 14, 2013.

To participate in the call, please dial 888-397-5352 (domestic) or +1-719-457-1035 (international). The Conference ID number is 5098316. This call is being webcast and can be accessed in the Investor Relations section of the Company website at http://ir.neophotonics.com A replay of the webcast will be available approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks. The Company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information, visit www.neophotonics.com.

Forward Looking Statements

This press release contains certain forward-looking statements, including those under the heading “Outlook for the Quarter Ending December 31, 2013”, as well as the statements about the Company’s expected third quarter results, the scope of the restatements, and the Company’s intentions to complete its work related to the adjustments of its Q1 and Q2 financial statements and to make the requisite filings with the SEC. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the Company’s actual results to differ materially from those anticipated in such forward-looking statements. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments, economic conditions or natural disasters; volatility in utilization of manufacturing operations and other manufacturing costs; reductions in the Company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the Company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; a decline in general conditions in the telecommunications equipment industry or the world economy generally; effects of seasonality; the risk that NeoPhotonics Semiconductor may not perform as expected due to acquisition integration-related uncertainty or other factors; the risk that the Company’s final reported Q3 financial results and restated Q1 and Q2 financial results may be different due to final accounting reviews; the risk that additional changes may be required to the financial statements as a result of the Company’s ongoing reviews; the Company may be further delayed in filing its amended quarterly reports for Q1 and Q2 and its quarterly report on Form 10-Q for Q3; and other risks and uncertainties described more fully in the Company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the Company’s business are set forth in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2013 filed with the Securities and Exchange Commission on August 8, 2013. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

The Company provides its expections for Non-GAAP gross margin for the fourth quarter of 2013, as supplemental information. In computing Non-GAAP gross margin, the Company excludes certain items included under GAAP, including stock-based compensation expense, amortization of purchased intangible assets, amortization of acquisition-related fixed asset step-up, amortization of acquisition-related inventory step-up, acquisition-related costs, restructuring charges, and fair value adjustment to contingent consideration.

Management uses Non-GAAP gross margin as well as other Non-GAAP financial measures to evaluate the operating performance of the business and aid in the period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the Company and investors to assess the Company’s relative performance and ultimately monitor the Company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The Company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

© 2013 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Contacts:

Cal Hoagland, Interim Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

ir@neophotonics.com

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@neophotonics.com